EXHIBIT 99.1

1606 Corp. Signs Letter of Intent to Acquire a Strategic Stake in Adnexus, a Leading AI Biotech Company

Seattle, WA – September 4, 2024 – 1606 Corp. (OTC Pink: CBDW), a leader in AI technology development, is pleased to announce that it has signed a nonbinding Letter of Intent (LOI) to acquire a strategic stake in Adnexus, a pioneering company at the forefront of Artificial Intelligence innovations in early drug discovery and infectious disease research.

This potential strategic investment underscores 1606 Corp.'s commitment to expanding its technological footprint and enhancing its capabilities in the rapidly evolving field of AI. We believe the integration of Adnexus’s cutting-edge AI research and development expertise would significantly bolster 1606 Corp.'s portfolio, bringing advanced solutions to the intersection of artificial intelligence and healthcare and biotech.

Adnexus has been recognized for its groundbreaking work in leveraging AI to drive early drug discovery and develop critical treatments for infectious diseases including HIV and SARS-COV-2. By aligning with Adnexus, 1606 Corp. aims to accelerate innovation and development within the healthcare sector, combining its strengths in conversational AI and chatbot technology with Adnexus’s pioneering research efforts. For a deeper dive into Adnexus’ groundbreaking technology, visit their website at www.adnexusbiotech.com.

Adnexus has distinguished itself in the field of biotechnology through its innovative approach to developing therapeutic solutions. Their proprietary methodology is centered around utilizing human “immune-B cells” sourced from individuals who have naturally recovered from target viruses. This unique process enables the creation of fully human monoclonal antibodies that exhibit natural affinity and specificity.

Austen Lambrecht, CEO of 1606 Corp., stated, “We are thrilled to enter into this agreement with Adnexus. Their exceptional work in AI-driven drug discovery and infectious disease treatment aligns perfectly with our vision of harnessing advanced AI technologies to create impactful solutions. This partnership represents a significant step forward in our strategy to diversify and enhance our technological capabilities.”

The transaction is expected to be finalized following customary due diligence and the fulfillment of certain conditions as stated in the LOI. Both companies anticipate that this strategic alignment will generate significant value for shareholders, advance technological development, and drive innovation in their respective fields.

CEO, Austen Lambrecht and 1606 Corp. (CBDW) are glad to announce that we will be presenting at the 150th NIBA Show in Fort Lauderdale on Thursday, August 5th.

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About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For inquiries, please contact:

Austen Lambrecht

CEO

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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